UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2020

STORE Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8377 East Hartford Drive, Suite 100

Scottsdale, AZ 85255

(Address of Principal Executive Offices, Including Zip Code)

(480) 256-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STOR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)Appointment of Tawn Kelley to the Board of Directors

On February 13, 2020, the Board of Directors (the “Board”) of STORE Capital Corporation (the “Company”), acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Tawn Kelley to fill the existing vacancy on the Board. In addition, the Board appointed Ms. Kelley to serve on the Nominating and Corporate Governance Committee of the Board. The Board determined that Ms. Kelley is “independent” pursuant to the standards of the New York Stock Exchange, applicable rules of the Securities and Exchange Commission, and the Company’s Corporate Governance Guidelines.

Ms. Kelley is Executive Vice President of Taylor Morrison Home Corporation (NYSE: TMHC) and President of its Financial Services unit. In addition to contributing executive leadership to Taylor Morrison, Ms. Kelley leads its Home Funding, Inspired Title Services, and Mortgages Funding Direct Ventures, with responsibility for the management, financial performance and long-term growth strategies of these companies. Ms. Kelley has held several other senior-executive level positions at Taylor Morrison since 2009, when Taylor Morrison acquired Mortgage Funding Direct Ventures, a management company that partnered with production homebuilders to create in-house mortgage subsidiaries. Ms. Kelley founded Mortgage Funding Direct Ventures in 2001 and served as its Chief Executive Officer and President.

Ms. Kelley will be compensated for her board service consistent with the compensation arrangements provided to the Board’s other independent, non-management directors (other than our chairperson), which includes (i) a cash component in the form of an annual cash fee for service on our Board and an additional cash fee for service as a committee chairperson (both paid on a calendar year basis), and (ii) an equity component in the form of an annual award of restricted stock of the Company granted on the date of our annual meeting of stockholders. Because Ms. Kelley is being appointed after the beginning of calendar 2020 and before the date of the Company’s annual meeting for 2020, she will receive a pro-rated amount of the $65,000 annual cash fee for non-management directors for calendar 2020 and a pro-rated amount of the $100,000 restricted stock award granted to the Company’s non-management directors on the date of the 2019 annual meeting of stockholders. Ms. Kelley also will enter into the Company’s standard form of indemnification agreement for directors, a form of which is filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K, filed November 26, 2014.

There were no arrangements or understandings between Ms. Kelley and any other persons regarding her appointment to the Board, nor is Ms. Kelley party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On February 18, 2020, the Company issued a press release announcing the appointment of Ms. Kelley as a member of the Company’s Board of Directors, a copy of which is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release announcing the appointment of Tawn Kelley as a member of the Board of Directors of STORE Capital Corporation, dated February 18, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4
STORE Capital Corporation

Dated: February 18, 2020
	By:	/s/ Chad A. Freed
Chad A. Freed
Executive Vice President-General Counsel